Exhibit 10.5

LIFESTANCE HEALTH GROUP, INC.
2021 Equity Incentive Plan

AMENDMENT TO
Time and Performance-Based Restricted Stock Unit Award Agreement (Time-Based Award)

THIS AMENDMENT (this “Amendment”) amends the Time and Performance-Based Restricted Stock Unit Award Agreement (Time-Based Award) by and between LifeStance Health Group, Inc. (the “Company”) and Michael Lester (the “Participant”), dated April 25, 2022 (the “Agreement”), and is effective as of September 7, 2022 (the “Effective Date”). Any capitalized term not defined herein shall have the meaning provided in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, the Participant was granted 289,080 restricted stock units on the terms provided therein and in the Plan; and

Whereas, the parties now desire to amend the Agreement to modify the vesting schedule of such restricted stock units.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.
Section 3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“

(a)
RSUs. Unless earlier terminated, forfeited or relinquished, subject to the Participant’s continued Employment (which term shall include for purposes of this Agreement, for the avoidance of doubt, the Participant’s indirect services to the Company through Alert5 Consulting LLC) through each applicable vesting date, one-fourth (1/4) of the RSUs shall vest on each of the first four anniversaries of the Vesting Commencement Date, such that one hundred percent (100%) of the RSUs shall be vested on the fourth anniversary of the Vesting Commencement Date.
(b)
Cessation of Employment. If the Participant’s Employment is terminated by the Company for any reason other than for Cause or terminates as a result of the consulting period under the Consulting Agreement, dated September 8, 2022, among the Participant, the Company and Alert5 Consulting LLC, terminating on the End Date (as defined in such agreement) in accordance with its terms, and provided that the Participant does not breach any Restrictive Covenant (as defined in the Separation and General Release Agreement, dated September 7, 2022, among the Participant, the Company, LifeStance Health, Inc., and Alert5 Consulting LLC), (i) the RSUs ordinarily scheduled to vest on or prior to the one-year anniversary of the End Date (without regard to any accelerated vesting except as described in clause (c) below) shall vest in full upon such termination of Employment and (ii) if such termination occurs within six (6) months following the Effective Date, the unvested portion of the Award (after giving effect to any acceleration pursuant to clause (b)(i)) will remain outstanding and eligible to vest until the six (6)-month anniversary of the Effective Date in accordance with the terms of clause (c) below and, to the extent not vested at the end of such six (6)-month period, shall terminate and be forfeited for no consideration. If the Participant’s Employment is terminated by the Company for Cause, the Participant terminates his Employment for any reason prior to the End Date or the Participant breaches any Restrictive Covenant, the portion of the Award then outstanding, if any, will terminate and be forfeited for no consideration.
(c)
Change in Control. Notwithstanding anything to the contrary, if a Change in Control (as such term is defined in the LifeStance Severance and Change in Control Policy (the ‘Policy’)) is consummated within six (6) months following the Effective Date, provided that the Participant’s Employment has not been terminated for Cause and the Participant does not breach any Restrictive Covenant, the RSUs shall be treated as set forth in the Policy as if the Participant had incurred a Qualifying Termination within the Change in Control Period (as such terms are defined in the Policy).”

Except as expressly set forth in this Amendment, the Agreement will continue in full force and effect in accordance with its terms. This Amendment sets forth the entire understanding of the parties, and, as of the date of this Amendment, supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment is a Delaware contract and shall be governed by and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provisions (whether Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than Delaware.

[Signature Page to Amendment Follows]

IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Amendment as of the date first written above.

THE COMPANY:

LifeStance Health Group, Inc.

Signature:	/s/ Ryan Pardo
Name:	Ryan Pardo
Title:	Chief Legal Officer, Vice President and Secretary

THE PARTICIPANT:

Signature:	/s/ Michael Lester
Michael Lester